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                                                                    Exhibit 20.1


March  26, 1999

                           ANNUAL DISTRIBUTION SUMMARY

                      MELLON BANK (DE) NATIONAL ASSOCIATION

               MELLON BANK CREDIT CARD MASTER TRUST Series 1995-A

                              ANNUAL PERIOD ENDING

                                DECEMBER 31, 1998



ANNUAL HOLDERS' DISTRIBUTION SUMMARY

Pursuant to Section 5.2, Servicer does hereby declare to the Trustee the following distributions for the calendar year 1998 as set forth below:


Interest Payments

A.       Pursuant to subsection 4.11(g);

         1.       Amount distributed to the Class A Holders                             $ 47,674,189.35

         2.       Amount distributed to the Class B Holders                             $  3,257,733.58

         3.       Amount distributed to the Collateral Interest Holder                  $  4,860,576.48


Principal Payments

B.       Pursuant to subsection 4.11(h)(i);

         1.       Amount distributed to the Class A Holders                             $        -0-

         2.       Amount distributed to the Class B Holders                             $        -0-

         3.       Amount distributed to the Collateral Interest Holder                  $        -0-





                                          MELLON BANK (DE) NATIONAL ASSOCIATION,
                                            as Servicer



                                          By      JOHN L. KLINCK, JR.
                                              ----------------------------
                                              Name:  John L. Klinck, Jr.
                                              Title: Senior Vice President